UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2025

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St. NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, at the Annual Meeting of Stockholders of Cogent Communications Holdings, Inc. (the “Company”) held on May 7, 2025 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Board of Directors (the “Board”), approved the Second Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (the “Plan”).

The Plan increases the number of shares available for issuance by 1.5 million shares, extends the date to which awards can be made under the Plan to May 7, 2035, and makes certain updates to reflect current market practices.

A more detailed description of the material terms of the Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2025  (the “Proxy Statement”), and such description is hereby incorporated by reference herein. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Plan and are subject to and qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below under Item 5.07, at the Annual Meeting, the stockholders of the Company voted to approve Amended and Restated Bylaws of the Company, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2025, the Company held its Annual Meeting at 2450 N Street NW, Washington, DC 20037. On the record date of March 13, 2025, there were 49,380,408 shares of the Company’s common stock entitled to vote, and the number of shares present at the Annual Meeting, by person or by proxy, was 43,594,186 shares. The following proposals were submitted to a vote of the stockholders at the Annual Meeting, each of which is described in detail in the Proxy Statement:

Under the first proposal, each of the following nominees was elected to the Company’s Board, to hold office until his or her successor is elected and qualified, with the following voting results:

Dave Schaeffer:	FOR: 40,232,177	AGAINST: 470,164	ABSTAIN: 89,686
Marc Montagner	FOR: 39,349,312	AGAINST: 1,358,995	ABSTAIN: 83,720
Steven D. Brooks:	FOR: 38,983,833	AGAINST: 1,716,585	ABSTAIN: 91,609
Paul de Sa:	FOR: 39,959,345	AGAINST: 749,114	ABSTAIN: 83,568
Lewis H. Ferguson, III:	FOR: 39,344,056	AGAINST: 1,363,543	ABSTAIN: 84,428
Eve Howard:	FOR: 40,589,554	AGAINST: 109,052	ABSTAIN: 93,421
Deneen Howell:	FOR: 40,445,311	AGAINST: 263,503	ABSTAIN: 83,213
Sheryl Kennedy:	FOR: 39,594,080	AGAINST: 1,114,868	ABSTAIN: 83,079

Broker non-votes for the first proposal were 2,802,159 shares.

Stockholders approved the second proposal, to approve the Company’s Amended and Restated Bylaws to amend Article III, Section 12 to provide that the size of the Board shall be not less than six nor more than eight directors, with the exact number within such range to be fixed exclusively by the Board. The vote on this second proposal was as follows: FOR: 43,072,412; AGAINST: 151,809; ABSTAIN: 369,965. There were no broker non-votes on this second proposal.

Stockholders approved the third proposal, to approve the Plan. The vote on this third proposal was as follows: FOR: 39,389,310; AGAINST: 1,025,183; ABSTAIN: 377,534. Broker non-votes for this third proposal were 2,802,159 shares.

Stockholders approved the fourth proposal, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025. The vote on this fourth proposal was as follows: FOR: 42,433,416; AGAINST: 802,067; ABSTAIN: 358,703. There were no broker non-votes on this fourth proposal.

Stockholders approved the fifth proposal, to approve named executive officer compensation. The vote on this fifth proposal was as follows: FOR: 35,794,728; AGAINST: 4,611,544; ABSTAIN: 385,755. Broker non-votes for this fifth proposal were 2,802,159 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Cogent Communications Holdings, Inc. (as of May 7, 2025) (filed herewith).
10.1	Second Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed March 26, 2025 (File No. 000-51829)).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

Dated: May 8, 2025	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer